     Employment Agreement (the "Agreement"), dated as of December 31, 1999 (the "Effective Date"), between eB2B Commerce, Inc., a Delaware corporation with principal offices at 29 West 38th Street, New York, New York 10018, (the "Company") and Barry Goldstein residing at 41 Sunset Road, Demarest, NJ 07627, ("Goldstein"). The Company and Goldstein may be referred to herein collectively as the "Parties" or individually as a "Party."

     WHEREAS, the Company is engaged in the sales and service of building, owning and operating electronic commerce networks; and

     WHEREAS, the Company desires to obtain the services of Goldstein as Chief Information Officer, and Goldstein is willing to render such services to the Company upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Parties do hereby agree as follows:

1    Employment. The Company hereby employs Goldstein and Goldstein hereby accepts employment upon the terms and conditions hereinafter set forth.

2    Term. The term of this Agreement (the "Term") shall be the period commencing on January 3, 2000 and terminating as of the earlier of:

     2.1 December 31, 2002;

     2.2 the death or disability of Goldstein;

     2.3 sixty (60) days after notice is given by the Company to Goldstein; or

     2.4 sixty (60) days after notice is given by Goldstein to the Company.

     The exercise of the Company's or Goldstein right to terminate this Agreement pursuant to Sections 2.3 or 2.4 hereof, as the case may be, shall not abrogate the rights and remedies of the terminating party.

3    Duties. Goldstein shall be engaged as Chief Information Officer of the
Company and, subject to the direction of the Board of Directors and the Company's officers designated by the Board of Directors, shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Company in connection with the conduct of its business. If Goldstein is elected or appointed a director or officer of the Company or any subsidiary thereof during the term of this Agreement, Goldstein will serve in such capacity without further compensation.

4    Extent of Services. Goldstein shall devote his entire time, attention and energies to the business of the Company and shall not during the Term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Goldstein from (i) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Goldstein in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor; (ii) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time five (5%) percent or more of the equity securities of any corporation engaged in a business competitive to that of the Company; and (iii) participating in conferences, preparing or publishing papers or books or teaching so long as the Board of Directors approves of such activities prior to

Goldstein's engaging in them. Prior to commencing any activity described in clause (iii) above, Goldstein shall inform the Board of Directors of the Company in writing of any such activity.

5    Compensation. For all services rendered under this Agreement the Company will pay Goldstein the compensation described in this Section 5.

     5.1 Base Salary. During the Term of this Agreement, the Company shall pay Goldstein a base salary of one hundred fifty thousand ($150,000) dollars per year (the "Base Salary"). The Company agrees that commencing in 2001 the Base Salary will increase annually in an amount no less than five (5%) percent of the previous year's base salary. The Base Salary shall be payable to Goldstein in accordance with the Company's standard payroll policy for similarly situated employees of the Company.

     5.2 Bonus.

         5.2.1 Signing Bonus. Upon the execution of this Agreement, Goldstein will be entitled to the sum of ten thousand ($10,000) dollars as a signing bonus from the Company ("Signing Bonus"). The Company will pay the Signing Bonus to Goldstein ratably over a three (3) month period, commencing upon the Effective Date.

         5.2.2 Annual Bonus. Goldstein may receive, from time to time, bonus compensation from the Company, as directed by the Board of Directors following the negotiation of the terms by the Parties (the "Bonus Compensation"). If at any time hereafter the Company shall adopt a bonus program, an option program or any other form of equity participation for senior executives of the Company, Goldstein shall be eligible to participate in such program in a manner and capacity commensurate with his position and duties. Notwithstanding the foregoing, for the 2000 calendar year, the Company will pay Goldstein a bonus of up to one hundred thousand ($100,000) dollars ("Maximum Bonus"), and no less than fifty thousand ($50,000) dollars ("Minimum Bonus") based on the pro rata achievement of the performance goals set by the Company, attached hereto as Exhibit A. For each calendar year thereafter, the Company will pay Goldstein the Minimum Bonus. The Minimum Bonus will be paid to Goldstein ratably at the end of each calendar quarter in the current calendar year. Any bonus amount above the Minimum Bonus will be payable by March 15th of the following calendar year.

     5.3 Stock Options. Goldstein shall be entitled to a grant by the Company of options to purchase one hundred thousand (100,000) shares of the Common Stock of the Company pursuant to the terms of the Company's Incentive Stock Option Plan and Incentive Stock option Agreement ("Options"). The options will be exercisable at a price of $5.50 per share, and will vest as follows: (i) thirty-three and one-third (33 1/3%) percent upon the date of this Agreement, and (ii) sixty-six and two-thirds (66 2/3%) percent ratably at the end of each quarter Goldstein is employed by the Company over a two (2) year period commencing upon the Effective Date, all subject to the terms of the Incentive Stock Option Agreement. The Incentive Stock Option Agreement evidencing the grant of the Options will be provided separately.

6    Benefits.

     6.1 Health Insurance; Vacation. The Company shall provide Goldstein with health insurance coverage, personal time and other benefits during the term of this Agreement as agreed upon by the Board, but in no event will such benefits be less than those offered to other employees of the Company. Goldstein shall be entitled to four (4) weeks paid vacation during each year of this Agreement.

     6.2 Car Allowance. The Company will pay to Goldstein a car allowance of four hundred ($400) dollars per month.

     6.3 Life Insurance. The Company shall have the right at its own expense and for its own benefit to purchase insurance on Goldstein's life, and Goldstein shall cooperate by providing necessary information, submitting to required medical examinations, and otherwise complying with the insurance carrier's requirements.

7    Expenses. Goldstein shall be entitled to reimbursement of all reasonable expenses incurred by him in the performance of or in furtherance of his duties, subject to the presenting of appropriate vouchers in accordance with the Company's policy.

8    Confidential Information. Goldstein hereby agrees and acknowledges that the following information and materials, whether in written, oral, magnetic, photographic, optical or other form and whether now existing or developed or created during the period of Goldstein's employment or engagement with the Company, excepting information obtained by Goldstein from general or public sources, are proprietary to the Company and are highly confidential in nature (the "Confidential Information"):

     8.1 Business Records, Marketing Plans and Customer Information. All books, records, documents, memoranda and materials, and the information contained therein directly relating to the business and finances of the Company including, but not limited to: (i) marketing and development plans, forecasts, forecast assumptions, forecast volumes, future plans and potential strategies of the Company; (ii) cost objectives, pricing policies and procedures, quoting policies and procedures, and unpublished price lists; (iii) licensing policies, strategies and techniques; (iv) customer lists, names of past, present and prospective customers and their representatives; (v) data and other business information about or provided by past, present and prospective customers; (vi) names of past, present and prospective vendors and their representatives, data and other information about or provided by past, present and prospective vendors; (vii) purchasing information, orders, invoices, billings, and payment of billings; (viii) past, present and prospective licenses and licensees, the terms and conditions of any licenses or prospective licenses, contracts or prospective contracts; (ix) types of products, supplies, materials and services purchased, leased, licensed and/or sold by the Company; (x) past, present and future research and development arrangements; (xi) customer service information;
(xii) joint ventures, mergers and/or acquisitions; (xiii) the Company personnel policies and procedures, the Company personnel files, and the compensation of officers, directors and employees of the Company; and (xiv) all other confidential business records and trade secrets of the Company.

     8.2 Technology and Manufacturing Procedures. All books, records, documents, memoranda and materials, and the information contained therein, relating to the technology of the Company (whether or not patentable, whether or not protected by copyright, whether developed by or for the Company) including, but not limited to: (i) ideas and concepts for existing and new products, processes and services; (ii) specifications for products, equipment and processes, whether technical or financial; (iii) manufacturing and performance specifications and procedures; (iv) engineering drawings, flow charts, and graphs; (v) technical, research and engineering data; (vi) formulations, materials, and material specifications; (vii) laboratory studies and benchmark tests; (viii) laboratory notebooks; (ix) plant layout and equipment; (x) manuals, including service manuals and operation manuals; (xi) quality assurance policies, procedures and specifications; (xii) validation studies; and (xiii) all other know-how, methodology, procedures, techniques and trade secrets related to the research, engineering and development affairs of the Company.

     8.3 Third Party Information. Any and all other information and materials in the Company's possession or under its control from any other person or entity which the Company is obligated to treat as confidential or proprietary ("Third Party Information").

     8.4 Not Generally Known. Any and all Confidential Information not generally known to the public or within the industries or trades in which the Company competes.

9    General Skills and Knowledge. The general skills and experience gained by
Goldstein during Goldstein's employment with the Company, and information publicly available or generally known within the industries or trades in which the Company competes, is not considered Confidential Information.

10   Goldstein's Obligations as to Confidential Information and Materials.
During Goldstein's employment by the Company, Goldstein will have access to Confidential Information and will occupy a position of trust and confidence with respect to the Company's affairs and business. Goldstein agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

     10.1 Non-Disclosure. During and for a period of three (3) years after Goldstein's employment with the Company, Goldstein will not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Goldstein's duties with the Company.

     10.2 Prevent Disclosure. Goldstein will take all reasonable precautions to prevent disclosure of the Confidential Information in accordance with the Company's reasonable instructions to Goldstein.

     10.3 Return all Materials. Upon termination of Goldstein's employment with the Company, for any reason whatsoever, Goldstein will deliver to the Company all tangible materials embodying the Confidential Information, including, without limitation, any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information.

11   Ideas and Inventions. Goldstein agrees that all right, title and interest in or to any and all Inventions are the property of the Company. For the purposes of this Agreement, "Inventions" shall mean all ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations and improvements (i) conceived or made by Goldstein, whether alone or with others, in the course of Goldstein's employment by the Company, or (ii) conceived or made by Goldstein, whether alone or with others, in the course of Goldstein's employment, but which reach fruition within the period from the date of termination of Goldstein's employment through the second (2nd) anniversary of such date, and which either (a) involve or are reasonably related to the business of the Company or to the Company's actual or demonstrably anticipated research or development; or (b) incorporate or are derived from, in whole or in part, any of the Confidential Information. Goldstein agrees to promptly disclose all Inventions to the Company, and to provide all assistance reasonably requested by the Company in the preservation of its interests in the Inventions, such as by executing documents, testifying, etc. Goldstein agrees to execute, acknowledge and deliver any instruments confirming the complete ownership by the Company of such Inventions. Such assistance shall be provided at the Company's expense without any additional compensation to Goldstein.

12   Post-Employment Procedures. Goldstein agrees that, upon the termination of his employment with the Company, he will (i) participate in good faith in the Company's exit interview process; and (ii) enter into an appropriate Employment Termination Agreement, in which, among other things, Goldstein will represent to the Company that he has fully complied with the terms of this Agreement and that he will fulfill the then-executory obligations contained in this Agreement.

13   Copyrights. Goldstein agrees that any work prepared for the Company which is protected under United States Copyright laws or under the universal Copyright Convention, the Berne Copyright convention and/or the Buenos Aires Copyright Convention shall be a work made for hire and ownership of all copyrights (including all renewals and extensions) therein shall vest in the Company. In the event any such work is deemed not to be a work made for hire for any reason, Goldstein hereby grants, transfers and assigns all right, title and interest in such work and all copyrights in such work and all renewals and extensions thereof to the Company, and agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its copyright in such work, such assistance to be provided at the Company's expense but without any additional compensation to Goldstein. Goldstein hereby agrees to and does hereby waive all moral rights with respect to the work developed or produced hereunder, including, without limitation any and all rights of identification of authorship and any and all rights of approval, restriction, or limitation on use or subsequent modifications.

14   Conflicting Obligations and Rights. Before (i) performing any obligations,
Goldstein may have to preserve the confidentiality of another's proprietary information or materials, or (ii) exercising any rights Goldstein may claim to any patent or copyright trade secrets, or other discoveries, inventions, ideas, know-how, techniques methods, processes or other proprietary information or materials before performing that work, Goldstein shall inform the Company in writing of any apparent conflict between Goldstein's work for the Company and such other obligations and/or rights. In the absence of such written notice, the Company may conclude that no such conflict exists and Goldstein agrees thereafter to make no such claim against the Company. The Company shall hold such disclosures by Goldstein in strict confidence.

15   Restrictive Covenants.

     15.1 Goldstein acknowledges that (i) the Company's business is all aspects of business-to-business electronic commerce, but not limited to, building, owning and operating electronic commerce networks; and providing systems integration and consulting services relating thereto, and that (ii) fulfillment of the obligations hereunder will result in Goldstein becoming familiar with the business affairs of the Company and any present or future parent, subsidiary and/or affiliate.

     15.2 Covenant Not to Compete. In consideration for the Compensation, and as a condition to the performance by the Company of all obligations under this Agreement, Goldstein agrees that during the Term of this Agreement and for the period from the date of termination of Goldstein's employment through the second
(2nd) anniversary of such date, Goldstein shall not directly or indirectly through any other person, firm or corporation compete with or be engaged in the same business or "participate in" any other business or organization which during such period competes with or is engaged in the same business as the Company. The term "participate in" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name." In addition, Goldstein shall not, for his account or any other account, solicit or cause an employee of the Company to leave his or her employment relationship with the Company. Notwithstanding the foregoing, it shall not be a breach of the provisions of this Section 15 if, after the term of this Agreement, Goldstein is a passive investor in any publicly held entity and Goldstein owns three (3%) percent or less of the equity interests therein.

     15.3 Restrictive Covenants Necessary and Reasonable. Goldstein agrees that the provisions of this Section 15 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this
Section 15 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

16   Injunctive Relief. Goldstein, recognizing that irreparable injury shall result to the Company in the event of Goldstein's breach of the terms and conditions of this Agreement, agrees that in the event of his breach or threatened breach, the Company shall be entitled to injunctive relief restraining Goldstein, and any and all persons or entities acting for or with him, from such breach or threatened breach. Nothing herein contained, however, shall be construed as prohibiting the Company from pursuing any other remedies available to it by reason of such breach or threatened breach.

17   Miscellaneous.

     17.1 Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Party to be notified, at the address of the Company at its principal office, as first set forth above, or to Goldstein at the address as first set forth above.

     17.2 Amendment. This Agreement may not be modified, changed, amended, or altered except in writing signed by Goldstein or his duly authorized representative, and by a duly authorized officer of the Company.

     17.3 Governing Law. This Agreement shall be interpreted in accordance with the laws of the State of New York. It shall inure to the benefit of and be binding upon the Company, and its successors and assigns.

     17.4 Attorney's Fees. Should any litigation or arbitration be commenced between the Parties to this Agreement concerning any provision of this Agreement, the expense of all attorneys' fees and other costs incurred in connection therewith shall be paid by the losing Party.

     17.5 Severability. Should any provision or portion of this Agreement be held unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

     17.6 Entire Agreement. This Agreement constitutes the sole and only agreement of the Parties hereto respecting the subject matter hereof. Any prior agreements, promises, negotiations, or representations concerning its subject matter not expressly set forth in this Agreement, are of no force and effect.

     17.7 Counterparts. This Agreement and any certificates made pursuant hereto may be executed in any number of counterparts and when so executed, all of such counterparts shall constitute a single instrument binding upon all Parties hereto notwithstanding the fact that all Parties are not signatory to the original or to the same counterpart.

     17.8 Section Headings. The Article and Section headings used in this Agreement are for reference purposes only, and should not be used in construing this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year set forth below.

eB2B Commerce, Inc.

By: /s/ Peter J. Fiorillo                         /s/ Barry Goldstein
    -----------------------------                 --------------------------
    Peter J. Fiorillo                             Barry Goldstein
    Chief Executive Officer

Date: 12/15/99                                    Date: 12/15/99
      ---------------------------                 --------------------------

                                    EXHIBIT A

                             Performance Based Goals

                                    Quarter                   Quarter             Quarter             Quarter
                                    Ending                    Ending              Ending              Ending
                                    3/31/00                   6/30/00             9/30/00             12/31/00
                                    -------                   -------             -------             --------
Retailers signed on                 4,000                      5,000               6,000               7,000
Manufacturers signed on               25                         40                  65                  90
Transactions Processed              1,000/wk                  10,000/wk           25,000/wk           40,000/wk